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                                                                      Exhibit 12


                               Dean Foods Company

                Computation of Ratio of Earnings to Fixed Charges
                                 (In thousands)



                                          39 Weeks Ended
                                        February 27, 2000
                                        -----------------

Income before taxes                        $131,184
                                           --------

Fixed charges:
     Interest expense                        37,134
     Portion of rentals (33%)                10,437
                                           --------

     Total fixed charges                     47,571
                                           --------

Earnings before taxes and  fixed charges   $178,755
                                           ========

Ratio of earnings to fixed charges              3.8
                                           ========




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